UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

US GLOBAL NANOSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 - 23339	13-3720542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2533 North Carson Street, Suite 5107 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 841-3246

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by US Global Nanospace, Inc. (the "Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 9, 2007, the Board of Directors of the Registrant held a special meeting to appoint new officers. At the meeting, the Board appointed the Registrant’s Chairman of the Board to become the Registrant’s Chief Executive Officer and appointed Julie Seaman, a director of the Registrant, to become the Registrant’s Chief Financial Officer, Treasurer and Secretary.

Mr. Scorzelli has served as Chairman of the Board of the Registrant since May 24, 2006 and remains in that position. Mr. Scorzelli was party to an Amended and Restated Consulting Agreement with the Registrant, dated May 24, 2006, which was terminated on January 7, 2007 as part of Mr. Scorzelli’s transition to the role of Chief Executive Officer. Pursuant to the Amended and Restated Consulting Agreement, Mr. Scorzelli provided management consulting services to the Registrant, including, without limitation, services related to the marketing, demonstration, development, sale or licensing of the Registrant’s MAPSANDS™ technology. In exchange for the consulting services, the Registrant was obligated to pay Mr. Scorzelli $17,000 per month during the term of the agreement. The compensation was payable in the Registrant’s common stock to be issued from the Registrant’s Amended and Restated 2002 Stock Plan. However, due to the Registrant’s limited resources, the Registrant has not yet made any of the required payments under that agreement.

From 2005 to the present, Mr. Scorzelli has served as President of First Union Venture Group of Westport, Connecticut, a business consulting firm. From 2003 to 2005, Mr. Scorzelli served as President of Scanbury Inc. of New York, New York, a wireless technology company. From 2000 to 2003, Mr. Scorzelli served as President of International Wireless Communications, Inc. of Woburn, Massachusetts, a wireless infrastructure company.

Ms. Seaman has been a director of the Registrant since May 2002 and remains a director. Ms. Seaman served as the Registrant’s Chief Financial Officer and Treasurer from May 2002 through January 2006, and the Registrant’s Secretary from June 2002 through January 2006.

On December 31, 2006, the employment agreements of the Registrant’s former Chief Executive Officer, Carl Gruenler, and its former Chief Financial Officer, Kevin Cronin, expired in accordance with their respective terms. Mr. Gruenler remains a director of the Registrant.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US GLOBAL NANOSPACE, INC.
(Registrant)

Date: January 12, 2006
/s/ Pat Scorzelli
Carl Gruenler, Chief Executive Officer